621 17TH STREET, SUITE 1550          DENVER, COLORADO 80293              TEL (303) 623-9147           FAX (303) 623-4258

Exhibit 23.2

CONSENT OF RYDER SCOTT COMPANY, L.P.

As independent petroleum engineers, we hereby consent to the references to our firm in this Post-Effective Amendment No. 3 to Registration Statement (No. 333-141086) on Form S-1 of Rancher Energy Corp. and the inclusion in the Prospectus, which is part of such Registration Statement, of certain information prepared by us including in the notes to the financial statements from our report dated June 8, 2009.

We further consent to the reference to our firm under the caption “Experts” in such Prospectus.

Ryder Scott Company, L.P.

Denver, Colorado
August 12, 2009

1100 LOUISIANA SUITE 3800	HOUSTON, TEXAS 77002-5218	TEL (713) 651-9191	FAX (713) 651-0849
1100, 530-8th AVENUE S.W.	CALGARY, ALBERTA T2P 3S8	TEL (403) 262-2799	FAX (403) 262-2790

RYDER    SCOTT    COMPANY       PETROLEUM    CONSULTANTS